Exhibit 99.1

Tenzing Acquisition Corp. and Reviva Pharmaceuticals, Inc. Announce Execution of Definitive Agreement and Plan of Merger for Business Combination

NEW YORK, NY, July 21, 2020 (GLOBE NEWSWIRE) -- Tenzing Acquisition Corp., a special purpose acquisition company incorporated in the British Virgin Islands (“Tenzing”) (NASDAQ: TZAC), and Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”) and a California-based clinical stage pharmaceutical company developing therapies that address unmet medical needs in the areas of central nervous system, cardiovascular, metabolic, and inflammatory diseases, announced today they have entered into a definitive agreement and plan of merger (the “Merger Agreement”) for a business combination transaction resulting in a total post-money equity value of the combined company of approximately $119 million assuming $34 million stays in Tenzing’s trust account in connection with the closing, and assuming no other equity issuances by Tenzing.

As a result of executing the Merger Agreement, in accordance with the amendment to Tenzing’s Amended and Restated Memorandum and Articles of Association that was approved by Tenzing’s shareholders at a special meeting on May 21, 2020, Tenzing’s sponsor (or its designees) will have the option, but not the obligation, to extend Tenzing’s deadline to consummate its initial business combination from July 27, 2020 for up to two monthly periods to September 28, 2020, by depositing as a loan, an additional $0.033 per public share per month into Tenzing’s trust account in connection with each such additional monthly extension. Tenzing’s sponsor had informed Tenzing that it intends prior to July 27, 2020 to exercise such right to extend such deadline by one month.

“We are thrilled to have the opportunity to partner with Dr. Bhat and Reviva.  We believe Brilaroxazine (RP5063), which demonstrated efficacy and safety in a global phase 2 clinical study for schizophrenia and schizoaffective disorders, is a compelling asset which we expect will become a cornerstone therapy for treating many diseases in the central nervous system (CNS) area,” said Parag Saxena, Chairman of the Board of Directors of Tenzing.  Brilaroxazine also showed efficacy for pulmonary arterial hypertension (“PAH”) and idiopathic pulmonary fibrosis (“IPF”) compared to the approved drugs in proven translational models. Brilaroxazine is ready for Phase 3 clinical study in Schizophrenia, and Phase 2 studies in PAH and IPF. It has also recently gained Orphan Drug Designation from FDA for the treatment of PAH and IPF.

“The execution of the Merger Agreement presents an important milestone and represents a unique opportunity to finance and advance the clinical development of Reviva’s innovative therapies, which may improve treatment options for neuropsychiatric and respiratory diseases with high unmet medical needs,” said Laxminarayan Bhat, Ph.D., Founder, President and CEO of Reviva.

In connection with the closing of the transactions contemplated by the Merger Agreement (the “Transactions”), Tenzing will reincorporate from the British Virgin Islands to the State of Delaware, and a newly formed Delaware subsidiary of Tenzing will merge with and into Reviva, with Reviva continuing as the surviving corporation and a wholly-owned subsidiary of Tenzing. Reviva’s stockholders will receive $62.4 million of Tenzing common stock (with each Tenzing share valued at the redemption price to be paid to Tenzing’s public shareholders who redeem their shares in connection with the closing of the business combination), and Reviva’s outstanding options and warrants to acquire capital stock of Reviva will be assumed by Tenzing. Additionally, the former Reviva stockholders will have the ability to earn an additional one million shares of Tenzing common stock after the closing if certain stock price and product development milestones are met within three years after the closing. The closing is subject to certain conditions and is currently expected to occur in September 2020 or the fourth quarter of 2020. The Transactions are not subject to any minimum cash requirements for Tenzing. Assuming no redemptions by Tenzing shareholders and assuming no other equity issuances by Tenzing, immediately following the closing, the pre-closing shareholders of Reviva and Tenzing are expected to hold approximately 52% and 48% of the issued and outstanding shares of the combined company, respectively. All cash remaining in Tenzing at the closing after paying off transaction expenses and Tenzing liabilities is expected to be used for Reviva’s growth and development.

Following the closing of the Transactions, the public company will be led by Reviva’s management team, with Dr. Laxminarayan Bhat as Chief Executive Officer, and Marc Cantillon, MD, as the Chief Medical Officer. Parag Saxena will continue to serve as the Chairman of the Board of Directors post-closing.

Advisors

Maxim Group LLC is acting as the financial advisor to Tenzing.

Ellenoff Grossman & Schole LLP is acting as Tenzing’s U.S. legal advisors, and Ogier is acting as its British Virgin Islands legal advisors.

Lowenstein Sandler LLP is acting as U.S. legal advisors to Reviva.

About Tenzing Acquisition Corp.

Tenzing is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Tenzing’s efforts to identify a prospective target business are not limited to a particular industry or geographic region.

About Reviva Pharmaceuticals, Inc.

Reviva Pharmaceuticals, Inc. is a clinical stage pharmaceutical company developing therapies that address unmet medical needs in the areas of central nervous system, cardiovascular, metabolic, and inflammatory diseases. Reviva’s primary focus is developing its lead product candidate, RP5063 (brilaroxazine), for the treatment of schizophrenia, bipolar disorder, and major depressive disorder. Reviva also intends to develop RP5063 for treating PAH and IPF. RP5063 is a serotonin, dopamine, and nicotinic receptor active compound, which has successfully completed a global Phase 2 clinical trial and has shown clinical efficacy and safety for schizophrenia and schizoaffective disorder.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Tenzing and Reviva and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Tenzing’s and Reviva’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Tenzing’s and Reviva’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Tenzing or Reviva and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the Transactions, including due to failure to obtain approval of the shareholders of Tenzing or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of Tenzing’s common stock on NASDAQ following the Transactions; (4) the risk that the Transactions disrupt current plans and operations of Reviva as a result of the announcement and consummation of the Transactions; (5) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (6) the risks that Reviva’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities; (7) costs related to the Transactions; (8) changes in applicable laws or regulations; (9) the possibility that Tenzing or Reviva may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Tenzing. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Tenzing nor Reviva undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the proposed Transactions will be completed, nor can there be any assurance, if the Transactions are completed, that the potential benefits of combining the companies will be realized. The description of the Transactions contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the Transactions, copies of which will be filed by Tenzing with the SEC as an exhibit to a Current Report on Form 8-K.

Important Information about the Transactions and Where to Find It

In connection with the transactions described herein, Tenzing will file relevant materials with the SEC, including a Form S-4 registration statement that will include a proxy statement of Tenzing that constitutes a prospectus for Tenzing and a definitive proxy statement for Tenzing’s shareholders. Promptly after filing the registration statement with the SEC, Tenzing will mail the registration statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT TENZING WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TENZING, REVIVA AND THE TRANSACTIONS. The preliminary registration/proxy statement, the definitive registration/proxy statement and other relevant materials in connection with the transactions (when they become available), and any other documents filed by Tenzing with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Tenzing Acquisition Corp. at 250 W. 55th St., Suite 13D, New York, NY 10019.

Participants in Solicitation

Tenzing and Reviva and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Tenzing ordinary shares in respect of the proposed Transactions. Information about Tenzing’s directors and executive officers and their ownership of Tenzing’s ordinary shares is set forth in Tenzing’s Annual Report on Form 10-K for the year ended February 29, 2020 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed Transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

For investor and media inquiries, please contact:

Rahul Nayar

Tenzing Acquisition Corp.

rnayar@tenzingacq.com